SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

       Date of report (Date of earliest event reported): February 5, 1997




                                  BANKERS CORP.
             (Exact name of registrant as specified in its charter)



        NEW JERSEY                   0-18187                     22-3257724
     (State or other             (Commission File              (IRS Employer
     jurisdiction of                 Number)                Identification No.)
     incorporation)




                 210 SMITH STREET, PERTH AMBOY, NEW JERSEY 08861
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (908) 442-4100




                                      NONE
          (Former name or former address, if changed since last report)


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ITEMS 1 THROUGH 4, 6, 8.            NOT APPLICABLE

ITEM 5.  OTHER EVENTS.

         On February 6, 1997, Bankers Corp., a New Jersey corporation (the "Company"), announced that it had entered into an Agreement and Plan of Merger, dated as of February 5, 1997 (the "Merger Agreement"), with Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"). The Merger Agreement provides, among other things, that the Company will be merged with and into Sovereign, with Sovereign being the surviving corporation. Pursuant to the Merger Agreement, each issued and outstanding share of common stock of the Company shall be converted into and become a right to receive $25.50 in Sovereign common stock, except for shares of the Company's common stock held directly or indirectly by Sovereign or a subsidiary of Sovereign (other than shares held in trust, managed, custodial or nominee accounts, held by investment companies for which an affiliate of Sovereign acts as investment adviser or held in satisfaction of a debt previously contracted), which shall be cancelled.

         The price will stay fixed at $25.50 in Sovereign common stock per share of the Company's common stock if Sovereign's average stock price remains between $11.00 and $16.50 per share during a 15-day pricing period prior to the closing of the transaction. If Sovereign's average stock price falls below $11.00 per share during the pricing period prior to closing, the Company's shareholders shall receive a fixed rate of 2.318 shares of Sovereign common stock for each share of the Company's common stock. Conversely, if Sovereign's average stock price is higher than $16.50 per share during the pricing period prior to closing, the Company's shareholders shall receive a fixed rate of 1.545 shares of Sovereign common stock for each share of the Company's common stock. The Merger Agreement contains customary anti-dilution provisions.

         The Company has the right to terminate the Merger Agreement if the average stock price of Sovereign (as defined in the Merger Agreement) falls below $10.31 per share and Sovereign's decline in value is 15% greater than the percentage decline of a group of similar financial institutions, unless Sovereign delivers to the Company's shareholders Sovereign shares having a minimum value of $23.90 per share of the Company's common stock.

         Consummation of the merger is subject to certain customary conditions, including approval and adoption of the Merger Agreement by the Company's stockholders, approval of the issuance of shares of Sovereign's common stock by Sovereign's stockholders and the approval of the Office of Thrift Supervision, the Board of Governors of the Federal Reserve System and the appropriate federal regulatory authority under section 18 of the Federal Deposit Insurance Act, as amended.

         In connection with the Merger Agreement, the Company and Sovereign also entered into a Stock Option Agreement, dated as of February 5, 1997, pursuant to which the Company granted Sovereign an option to purchase up to 2,463,258, or 19.9%, of the Company's issued and outstanding shares of common stock, upon the terms and conditions stated therein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.



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                  Not applicable.

         (c)      Exhibits.   The following Exhibits are filed as part of this
                  report:


    EXHIBIT NO.                         DESCRIPTION

        2.1 Agreement and Plan of Merger, dated as of February 5, 1997, by and between Sovereign Bancorp, Inc. and Bankers
                            Corp.



        4.1                 Stock Option Agreement, dated as of
                            February 5, 1997, by and between
                            Sovereign Bancorp, Inc. and Bankers
                            Corp.



        99.1                Press Release issued on February 6, 1997.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BANKERS CORP.


                               By:   /s/ Joseph P. Gemmell
                                     ------------------------------------
                                     Joseph P. Gemmell
                                     Chairman of the Board, President and
                                        Chief Executive Officer


Dated: February 11, 1997



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                                  EXHIBIT INDEX



EXHIBIT                             DESCRIPTION                          PAGE

    2.1                Agreement and Plan of Merger, dated as
                       of February 5, 1997, by and between
                       Sovereign Bancorp, Inc. and Bankers
                       Corp.



    4.1                Stock Option Agreement, dated as of
                       February 5, 1997, by and between
                       Sovereign Bancorp, Inc. and Bankers
                       Corp.



    99.1               Press Release issued on February 6,
                       1997.